INTERMET CORPORATION 5445 Corporate Drive Troy, MI 48098-2683 Tel: 248-952-2500 Fax: 248-952-2501
News Release
For IMMEDIATE Release Contact: Mike Kelly INTERMET Corporation 248-952-2500

INTERMET ANNOUNCES PLANS TO CLOSE DECATUR, ILLINOIS, FOUNDRY

Closure part of ongoing restructuring activities

TROY, Mich., March 29, 2005 – INTERMET Corporation (INMTQ:PK) today announced that it has developed plans to close its ductile-iron foundry in Decatur, Illinois. The company said it intends to meet with Local 6-728 of the Paper, Allied-Industrial, Chemical & Energy Workers International Union, which represents hourly employees at the plant, to discuss the closure. If INTERMET proceeds with its plans, the facility is expected to close by December 31, 2005.

The INTERMET Decatur Foundry, which currently has 320 active employees, manufactures ductile-iron cast components for a number of automakers and Tier 1 suppliers.

Commenting on the announcement, Gary F. Ruff, INTERMET Chairman and CEO, said, “While the Decatur Foundry has been important for our ductile-iron business in the past, exposure to legacy and other fixed costs at this location, coupled with INTERMET’s capacity-optimization strategy relative to its plan of reorganization, requires us to consider this action. We believe that closure of the Decatur facility would allow INTERMET to become more competitive as we emerge from Chapter 11, while preserving flexibility in our Ferrous Metals Group to ensure that future market demand can be met. If the foundry is closed, it is our intention to transfer its business to other INTERMET ductile-iron foundries in Columbus, Ga., Hibbing, Minn., Lynchburg, Va., and Radford, Va.”

Local officials of the city of Decatur also were notified today of the company’s plans to close the plant.

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 5,800 employees worldwide. More information is available on the Internet at www.intermet.com. Specific information relating to the Chapter 11 cases filed by INTERMET and certain of its domestic subsidiaries can be found on the Internet at www.administar.net/intermet.

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INTERMET Corporation
March 29, 2005

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intends,” “expected,” “believe,” “intention,” and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET’s actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET’s continued access to its DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET’s profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET’s ability, if any, to pass those costs on to its customers; pricing practices of INTERMET’s customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET’s customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET’s financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET’s products; deterioration in the market share of any of INTERMET’s major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET’s facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET’s assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET’s periodic SEC reports.

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